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                             REEVES INDUSTRIES, INC.

                      Non-Qualified Stock Option Agreement

          THIS AGREEMENT is entered into by and between REEVES INDUSTRIES, INC., a Delaware corporation (the "Company"), and JAMES W. HART (the "Optionee").


                               W I T N E S S E T H
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          WHEREAS, Optionee has provided continuous and valuable service to the
Company as an officer and/or director since 1986;

          WHEREAS, the Board of Directors of the Company has determined that it is in the Company's best interest to issue to the Optionee an Option in consideration of his continued service to the Company;

          WHEREAS, to secure the continued loyal services of Optionee into the future, the Board of Directors of the Company has granted to Optionee, effective January 15, 1994 (the "Grant Date"), a non-qualified stock option (the "Option") to purchase shares of the Common Stock, par value One Cent ($.01) per share (the "Common Stock"), of the Company upon the terms and conditions hereinafter stated;

          WHEREAS, Optionee has agreed to continue to provide services to the Company as Chairman of the Board and in such other capacity as requested by the Board of Directors on such terms and conditions as are agreed to by Optionee and the Company for three years following the Grant Date;

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          NOW, THEREFORE, in consideration of the covenants herein set forth, the parties agree as follows:

          1. SHARES; PRICE. This Agreement hereby evidences the Option granted to Optionee effective as of the Grant Date, to purchase, upon and subject to the terms and conditions herein stated all or any part of any aggregate of Three Million Eight Hundred Thousand (3,800,000) shares of Common Stock of the Company. This Option shall (i) be immediately exercisable (in whole or in part) for 1,400,000 shares at the exercise price of $.56; (ii) be exercisable (in whole or in part) for an additional 1,400,000 shares on or after the first anniversary of the Grant Date at the exercise price of $.75 per share; and (iii) be exercisable (in whole or in part) for an additional 1,000,000 shares on or after the second anniversary of the Grant Date at the exercise price of $1.00 per share.

          2. TERM OF OPTION. This Option and all rights hereunder shall expire on December 31, 2023.

          3. EXERCISE. This Option may be exercised, as to any or all shares covered by this Option, at any time after the exercise dates set forth in Paragraph 1 above and prior to the expiration or termination of this Option by delivery to the Company at its principal office of (a) written notice of exercise of this Option, stating the number of shares then being purchased hereunder; (b) a check or cash in the amount of the full purchase price of such shares; (c) the written statement provided for in Section 7 hereof; and (d) such other documents or instruments as

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may be required by any then applicable federal or state laws or regulations, or regulatory agencies pertaining to this Option, any exercise thereof and/or any offer, issue, sale or purchase of any shares covered by this Option. At the time of the exercise of this Option, Optionee shall make arrangements which are acceptable to the Board of Directors of the Company, in its sole discretion, for the withholding of federal and state taxes required by law to be withheld with respect to such exercise. Not less than 5,000 shares may be purchased at any one time. After the Company has received all of the foregoing, the Company shall proceed with reasonable promptness to issue the shares so purchased upon such exercise of the Option.

          4. TERMINATION OF EMPLOYMENT OR SERVICE. The Option granted hereunder shall survive any termination of Optionee's employment or service with the Company or a subsidiary and may be exercised by Optionee in accordance with
Section 3 hereof, notwithstanding such termination of employment or service, for a period ending (i) ten years after such termination or until December 31, 2023, whichever first occurs if such termination is prior to Optionee's 65th birthday and (ii) December 31, 2023, if such termination is on or after Optionee's 65th birthday; provided however, if Optionee shall quit the employ of the Company without cause prior to the second anniversary of the Grant Date the total number of shares of Common Stock subject to this Option shall be reduced to the number of shares that the Option is exercisable for at the time of Optionee's resignation.

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Notwithstanding any other provision contained herein, if Optionee shall die or become unable to perform service for the Company as a result of a physical or mental disability, this Option shall become immediately exercisable in its entirety, and his personal representative or the person entitled to succeed to his rights hereunder shall have the right, at any time prior to December 31, 2023, to exercise this Option in full. However, in no event shall this Option extend beyond the period of its expiration or termination as described in
Section 2 hereof. No provision of this Option shall confer any right to continue in the employ or service of the Company or any of its subsidiaries or interfere in any way with the right of the Company and its subsidiaries to terminate any employment or service at any time.

          5. NO ASSIGNMENT. This Option shall not be assignable or transferable except by will or by the laws of descent and distribution and shall be exercisable during his lifetime only by Optionee.

          6. NO RIGHTS AS STOCKHOLDER. Optionee shall have no right as a stockholder with respect to the Common Stock covered by the Option until the date of the issuance of a stock certificate or stock certificates to him. Except as provided in Section 10 hereof, no adjustment will be made for dividends or other rights for which the record date (or if there is no record date established, then the date established for the distribution of such dividend or right) is prior to the date such stock certificates are issued.

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          7.   SHARES PURCHASED FOR INVESTMENT.  Optionee represents and agrees that if he exercises this Option in whole or in part, he will acquire the shares upon such exercise for the purpose of investment and not with a view to their resale or distribution, and Optionee agrees that, if requested by the Company so to do, upon each exercise of this Option, Optionee or any person or persons entitled to exercise this Option pursuant to the provisions of Section 4 hereof shall furnish to the Company a written statement that Optionee or such person or persons are acquiring such shares upon exercise for purposes of investment and not with a view to their resale or distribution. No shares shall be purchased and the Company shall have no obligation to issue any shares, upon any exercise of this Option unless and until: (a) any then applicable requirement of state and federal laws and regulatory agencies pertaining to this Option, and exercise thereof and/or the offer, issue, sale or purchase of any shares covered by this Option shall have been fully complied with to the satisfaction of the Company and its counsel; and (b) if requested by the Company so to do, upon each exercise of this Option, Optionee or any person or persons entitled to exercise this Option pursuant to the provisions of Section 4 hereof, shall have furnished to the Company a written statement to the effect that such shares are being acquired upon such exercise for the purpose of investment and not with a view to their resale or distribution, such written statement to be satisfactory in form and substance to the Company. The Company

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may, at its option, place a legend on each certificate representing shares purchased upon exercise of this Option, stating, in effect, that such shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and that the transferability thereof is restricted. If the shares represented by this Option are registered under the Act, either before or after any exercise of this Option (in whole or in part), the Board of Directors shall relieve Optionee of the foregoing investment representations and agreements.

          8. BONUS. In connection with the exercise of all or any part of this Option pursuant to Section 3, Optionee or any person or persons entitled to exercise this Option under Section 4 hereof may, in the discretion of the Board of Directors, be paid a cash bonus equal to an amount up to the excess, if any, of the fair market value per share of the Common Stock of the Company on the date of exercise over the Option price per share multiplied by the number of shares of Common Stock acquired pursuant to such exercise. Such bonus shall be paid not later than 90 days after the date of the exercise of the Option. The Company shall have the right to deduct all applicable federal and state taxes required by law to be withheld from all payments made hereunder with respect to such bonus. A bonus in such amount shall, in the discretion of the Board of Directors, be paid in connection with each exercise of this Option otherwise allowable hereunder.

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          9.   MODIFICATIONS AND TERMINATION.  The rights of Optionee are not subject to modification and termination except with the written consent of the Optionee, or, after his death, his successor or heir.

          10. ANTI-DILUTION RIGHTS. In the event of any change in outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange or shares, or the issuance on a pro rata basis to stockholders of any rights, warrants or options to acquire stock, or any other change in the capitalization of the Company, the aggregate number of shares subject to this Option, and the Option price, shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive.

          11. REGISTRATION RIGHTS. The holders of the shares issuable under the Option shall have the registration rights set forth in Appendix 1 hereto with respect to such shares.

          12. PURPOSE OF THIS OPTION. The Company is of the opinion that the granting of the Option to Optionee will stimulate the effort of Optionee, strengthen his desire to remain in the active service of the Company and provide him with a more direct interest in the Company and thereby further the objective of the Company for the benefit of all the stockholders.

          13. MISCELLANEOUS. Section and other headings are included herein for reference purposes only and shall not be construed or interpreted as part of this Agreement. Wherever and

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whenever the context of this Agreement shall so require, the gender of any noun or pronoun shall include both the masculine and feminine and the singular shall include the plural and the plural shall include the singular.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 26th day of January, 1994.

                                        REEVES INDUSTRIES, INC.

                                        By:________________________________
                                           Title:  Chairman

                                        OPTIONEE
                                        ___________________________________
                                                  James W. Hart

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